Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-216368) and Form S-8 (No. 333-200348, No. 333-213816 and No. 333-216369) of FibroGen, Inc. of our report dated February 27, 2018 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 27, 2018